EXHIBIT 23.2

CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-122976) of our report, dated March 11, 2006, except for the 2005 information presented in Schedule I, as to which the date is March 22, 2007, which appears in the annual report on Form 10-K of Metropolitan Health Networks, Inc. for the year ended December 31, 2007.

/s/ KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
March 3, 2008